As filed with the Securities and Exchange Commission on October 26, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

 FORM S-1

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
__________________

OBAGI MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	2834	22-3904668
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
__________________

3760 Kilroy Airport Way, Suite 500
Long Beach, CA 90806
(562) 628-1007
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Laura B. Hunter
Vice President, General Counsel and Secretary
Obagi Medical Products, Inc.
3760 Kilroy Airport Way, Suite 500
Long Beach, CA 90806
(562) 628-1007
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐
 __________________

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to	Amount to be	Offering Price	Aggregate Offering	Amount of
be Registered	Registered(1)	Per Share(2)	Price(2)	Registration Fee

Common stock, $0.001 par value per share	6,247,154	$ 12.17	$ 76,027,864	$5,421

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of common stock that may, with respect to the shares being registered hereunder, become issuable as a result of stock splits, stock dividends, or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low prices on October 20, 2010, as reported on the Nasdaq Global Market.

 __________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 26, 2010

PROSPECTUS

 6,247,154 shares

Common Stock

This prospectus relates to the resale of up to 6,247,154 shares of the common stock of Obagi Medical Products, Inc. that the selling stockholders named in this prospectus or any accompanying prospectus supplement may offer for sale from time to time. The registration of these shares does not necessarily mean that the selling stockholders will offer or sell all or any of these shares. We will not receive any of the proceeds from the sale of any shares of common stock by the selling stockholders, but we will incur expenses in connection with the registration of these shares.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” beginning on page 8 of this prospectus. We will not be paying any underwriting discounts or commissions in this offering.

Our common stock is quoted on the Nasdaq Global Market under the symbol “OMPI.” On October 22, 2010, the last reported sale price of our common stock on the Nasdaq Global Market was $12.25 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 3 of this prospectus and in the documents we incorporate by reference in this prospectus for information you should consider before buying our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2010

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

We and the selling stockholders have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus delivered by or on behalf of us. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus delivered by or on behalf of us. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock, but only under circumstances and in jurisdictions where it is lawful to do so. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement. The information contained in this prospectus is accurate only as of the date on the front of this prospectus and any information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, unless the context indicates otherwise, we use the terms “Obagi Medical Products,” “Obagi,” “we,” “us” and “our” to refer to Obagi Medical Products, Inc. and its subsidiaries on a consolidated basis.

Obagi, Nu-Derm, Obagi-C RX, CLENZIderm M.D. Acne Therapeutic Systems, Condition & Enhance, ELASTIderm, Penetrating Therapeutics and Rosaclear are our trademarks. This prospectus may also contain trademarks and tradenames of other companies.

About This Prospectus

This prospectus relates to the resale of up to 6,247,154 shares of the common stock of Obagi Medical Products, Inc. that the selling stockholders named in this prospectus or any accompanying prospectus supplement may offer for sale from time to time. This prospectus provides you with a general description of the common stock the selling stockholders may offer. Prior to the sale of common stock by any of the selling stockholders hereunder, we will file a pre-effective amendment to the registration statement that contains this prospectus or a prospectus supplement that will contain more specific information about the selling stockholders and the terms of the offering. We may also add, update or change in a pre-effective amendment to the registration statement that contains this prospectus or a prospectus supplement any of the information contained in this prospectus. We are registering these shares in connection with the terms of an Investors’ Rights Agreement between the selling stockholders and us. While the number of shares being registered represents the total number of shares that may be sold by the selling stockholders, the registration of these shares does not necessarily mean that the selling stockholders will offer or sell all or any of these shares. Before purchasing our common stock, you should carefully read this prospectus, together with the additional information described under the heading, “Where You Can Find More Information.”

This prospectus contains and incorporates by reference market data, industry statistics and other data that has been obtained from, or compiled from, information made available to us by third parties. We have not independently verified their data.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You can inspect and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of these materials by mail at prescribed rates by writing to the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. We also maintain a website at www.obagi.com. We make our periodic and current reports, together with amendments to these reports, available on our website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on our website is not incorporated by reference in this prospectus and you should not consider it a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits. You can obtain a copy of this registration statement from the SEC at the address listed above or from the SEC’s website.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act:

•	Our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 15, 2010;

•	Our Definitive Proxy Statement for the 2010 Annual Meeting of Stockholders filed with the SEC on April 30, 2010;

•	Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2010 and June 30, 2010 filed with the SEC on May 7, 2010 and August 9, 2010, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on January 11, 2010, June 9, 2010 , September 9, 2010 and October 18, 2010; and

•
The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on December 11, 2006, including any amendment or report filed for the purpose of updating that description.

You should read the information relating to us in this prospectus together with the information in the documents that are incorporated by reference.

If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents are available from us without charge, excluding all exhibits not specifically incorporated by reference into this prospectus. You may request a copy of these documents by writing to or telephoning us at:

Investor Relations
Obagi Medical Products, Inc.
3760 Kilroy Airport Way
Suite 500
Long Beach, CA 90806
(562) 628-1007

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information.

Forward-Looking Statements

This prospectus, any accompanying prospectus supplement, and the documents they incorporate by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are based on our management's beliefs and assumptions and on the information then available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, and the effects of future regulation, litigation and/or competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Therefore, our actual results may differ materially from those expressed in the forward-looking statements. We describe some of the risks, uncertainties and assumptions that could cause such differences or materially affect our results of operations in the “Risk Factors” section and elsewhere in this prospectus, including the risks incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention to update forward-looking statements after this prospectus is distributed, whether as a result of new information, future events, changes in assumptions or otherwise.

About Obagi

Headquartered in Long Beach, California, Obagi Medical Products, Inc., is a specialty pharmaceutical company that develops, markets and sells, and is a leading provider of, proprietary topical aesthetic and therapeutic prescription-strength skin care systems in the physician-dispense market. Our systems are designed to prevent and improve some of the most common and visible skin disorders in adult skin. The foundation of our company began in 1988 with the creation of the Obagi Nu-Derm® System, developed by leading skincare experts. In 1997, we began operations under the name Obagi Medical Products, Inc.

Our net sales have grown from $35.6 million in 2001 to $104.1 million in 2009.  Since our inception, we have introduced multiple product lines, and expanded our sales force and commercial operations. We sell our products through a direct sales force in the United States and internationally through distribution partners in 46 countries across North America, Central America, South America, Europe, the Middle East and Asia.

Over the years, we have developed prescription-strength skin health products and systems primarily for the dermatology, plastic surgery, and related aesthetic markets. Using our Penetrating Therapeutics™ technologies, our products are designed to improve penetration of prescription and cosmetic agents across the skin barrier for common and visible skin conditions in adult skin including premature aging, photodamage, hyperpigmentation (irregular or patchy discoloration of the skin), acne, sun damage, rosacea and soft tissue deficits, such as fine lines and wrinkles.

The Obagi Nu-Derm System consists of topical products, which when used as a system result in substantial improvement to many of these skin related conditions. We continue to maintain our  position as a market leader in the physician-dispensed skin health channel by having launched several new systems of products, including the Obagi-C RxTM System, which is a prescription-strength system that reduces the early effects of sun damage and evens skin tone through the use of Vitamin C and hydroquinone; the Condition & Enhance® System, developed to enhance the results of physician delivered surgical and non-surgical cosmetic procedures; the ELASTIderm®  family of products, developed to restore skin elasticity and collagen production, reduce fine lines and wrinkles around the eyes and décolletage, and enhance the appearance of eyelashes; the CLENZIderm M.D. Acne Therapeutic Systems®  to treat and prevent acne at its root; and the Rosaclear® System, developed specifically for the treatment and prevention of the signs and symptoms of rosacea.

Because the Obagi® systems and products contain prescription-strength formulations, the systems are only available through physicians, primarily dermatologists, plastic surgeons, medical spas and other skin care and medical specialists.

The company was founded as WorldWide Product Distribution, Inc., or WorldWide, in 1988. OMP Acquisition Corporation was formed as a California corporation in October 1997 to purchase substantially all of the assets and to assume the accounts payable and related operating liabilities of WorldWide and subsequently changed its name to Obagi Medical Products, Inc. in December 1997. OMP, Inc., referred to as OMP, was incorporated in Delaware in November 2000 and, in January 2001, Obagi Medical Products, Inc. was merged into OMP, with OMP as the surviving corporation. In December 2004, the stockholders of OMP exchanged their shares of OMP for an equal number of shares in a newly formed holding company incorporated in Delaware, Obagi Medical Products, Inc., which became the parent holding company for all existing operations of OMP.

Our principal executive offices are located at 3760 Kilroy Airport Way, Suite 500, Long Beach, California 90806 and our telephone number at that location is (562) 628-1007.

Risk Factors

An investment in our common stock involves risks. You should carefully consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2009, and any risk factors and other information set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act before making an investment decision. The risks and uncertainties described in those documents and others that we file with the SEC are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business. If any of these known or unknown risks or uncertainties actually occurs, our business and results of operations may be seriously harmed and you may lose all or part of your investment in our common stock. Please also refer to the section above entitled “Forward-Looking Statements.”

Use of Proceeds

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders pursuant to this prospectus. Each selling stockholder will pay any underwriting discounts and commissions incurred by the selling stockholder in disposing of the shares covered by this prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of counsel and our accountants.

Description of Capital Stock

The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our amended and restated certificate of incorporation and second amended and restated bylaws, which are set forth as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Authorized Capitalization

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of September 30, 2010, an aggregate of 22,036,515 shares of our common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. The holders of our common stock are entitled to dividends when and as declared by our Board of Directors, subject to any preferential dividend rights that may be granted to holders of any preferred stock authorized and issued by our Board of Directors in the future.

Our amended and restated certificate of incorporation does not provide for cumulative voting in connection with the election of directors. Accordingly, directors will be elected by a plurality of the shares voting once a quorum is present. No holder of our common stock will have any preemptive right to subscribe for any shares of capital stock issued in the future.

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights of any shares of preferred stock that we may issue in the future. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Under our amended and restated certificate of incorporation, our Board of Directors, without any further action by our stockholders, is authorized to issue shares of preferred stock in one or more classes or series. The board may fix the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each class or series of preferred stock. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of our company. We currently have no plans to issue any shares of preferred stock.

Dividends

In February 2005, we declared and paid a $3.60 per share common stock dividend, totaling approximately $63.1 million, in cash. We currently intend to retain all available funds and any future earnings for use in the operation of our business or for other corporate purposes but do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors, subject to compliance with certain covenants under our credit facilities, which restrict or limit our ability to declare or pay dividends, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors may deem relevant.

Registration Rights

As of September 30, 2010, the holders of 6,247,154 shares of common stock had the right to register those shares under the Securities Act pursuant to the terms of an Investors' Rights Agreement by and between those stockholders and us.  Under the Investors’ Rights Agreement, certain holders of registrable securities are entitled to notice of any registration of common stock that we initiate and have the right, subject to certain specified limitations, to include their registrable shares in any such registration. This requirement will terminate upon the earlier of (i) the time such stockholder is no longer deemed our affiliate under the Securities Act and owns less than 2% of our outstanding stock and (ii) December 2011.

Additionally, subject to certain limitations and a possible 60-day deferral by the Board of Directors, the holders of these registrable securities can require us to file an unlimited number of additional registration statements on Form S-3. In addition, in the event the registrable securities cannot be registered on a Form S-3, holders of a majority of the outstanding registrable securities can require us to file up to three other registration statements. This requirement may be deferred up to 120 days if the Board of Directors determines that the registration would be detrimental to us and our stockholders, and terminates in December 2011. To date, the holders of outstanding registrable securities under the Investors’ Rights Agreement have required us to file one such registration statement.

We have agreed to pay the expenses of the holders of these registrable securities, other than underwriting discounts and commissions.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Charter Provisions

Delaware law

We are subject to Section 203 of the Delaware General Corporation Law, or DGCL, an anti-takeover law. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in any business combination with an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

 Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	in general, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Amended and restated certificate of incorporation and bylaw provisions

Our amended and restated certificate of incorporation and second amended and restated bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders.

   Authorized but unissued or undesignated capital stock. Our authorized capital stock consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. No shares of preferred stock are currently outstanding. As of September 30, 2010, we had outstanding 22,036,515 shares of common stock. The authorized but unissued (and in the case of preferred stock, undesignated) stock may be issued by the Board of Directors in one or more transactions. In this regard, our amended and restated certificate of incorporation grants the Board of Directors broad power to establish the rights and preferences of authorized, unissued and undesignated preferred stock. The issuance and designation of shares of preferred stock pursuant to the Board of Directors' authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. The Board of Directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

   Special meetings of stockholders.  Our second amended and restated bylaws provide that special meetings of our stockholders may be called only by our Board of Directors.

   No stockholder action by written consent.  Our amended and restated certificate of incorporation and second amended and restated bylaws provide that an action required or permitted to be taken at any annual or special meeting of our stockholders may only be taken at a duly called annual or special meeting of stockholders. This provision prevents stockholders from initiating or effecting any action by written consent, and thereby taking actions opposed by the Board.

   Notice procedures.  Our second amended and restated bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our amended and restated certificate of incorporation or bylaws. These procedures provide that notice of such stockholder proposals must be received in writing by our Secretary not less than 90 or more than 120 days before the first anniversary of the date on which we first mailed proxy materials for our previous year's annual stockholder meeting. The notice must include a brief description of the business desired to be brought before the meeting, the name and address of the stockholder proposing such business and the class and number of shares owned by such stockholder.

Limitation of Director Liability

Our amended and restated certificate of incorporation limits the liability of our directors (in their capacity as directors but not in their capacity as officers) to us or our stockholders to the fullest extent permitted by Delaware law. Specifically, our directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability:

•	for any breach of the Director's duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

Indemnification Arrangements

Our second amended and restated bylaws provide that our directors and officers shall be indemnified and provide for the advancement to them of expenses in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by the DGCL. We have entered into indemnification agreements with each of our directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the DGCL.

Transfer Agent and Registrar

American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “OMPI.”

Selling Stockholders

The shares of common stock that may be resold hereunder by the selling stockholders are shares that were issued by us prior to date of the filing of this registration statement in private placements that were completed prior to our initial public offering in December 2006.

We are registering these shares in connection with the terms of an Investors’ Rights Agreement between the selling stockholders and us. See “Description of Capital Stock—Registration Rights.” Information concerning the selling stockholders, including their identities, the number of shares of common stock beneficially owned by each selling stockholder, the number of shares of common stock to be registered on their behalf, the number of shares of common stock each selling stockholder will own after the offering, and any offices or other material relationships that such selling stockholders have had with us over the past three years, will be set forth in a pre-effective amendment to this registration statement. Selling stockholders will not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a subsequent pre-effective amendment. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholders have voting and investment power.

Shares of Common Stock Beneficially Owned Before the Offering	Shares of Common Stock Beneficially Owned Before the Offering (%)	Shares of Common Stock Registered in this Offering	Shares of Common Stock Owned After Offering

Plan of Distribution

The selling stockholders may sell the shares from time to time and may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sale of the common stock by any selling stockholder, including any donee, pledgee or other transferee who receives common stock from a selling stockholder, may be effected from time to time by selling shares directly to purchasers or to or through broker-dealers. In connection with any such sale, any such broker-dealer may act as agent for the selling stockholder or may purchase from the selling stockholder all or a portion of the common stock as principal, and sales may be made pursuant to any of the methods described below. These sales may be made on any securities exchange on which our common stock is then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market prices or at prices otherwise negotiated.

The common stock may also be sold in one or more of the following transactions:

•
block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by such broker-dealer for its own account;

•
a special offering, an exchange distribution or a secondary distribution in accordance with applicable rules promulgated by the Financial Industry Regulatory Authority Inc., or FINRA (formerly known as the National Association of Security Dealers, Inc., or the NASD) or stock exchange rules;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such securities; and

•	sales in other ways not involving market markers or established trading markets, including direct sales to purchasers.

In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or other compensation from the selling stockholders in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the common stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer will be in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the type of transactions involved. No such broker-dealer will receive compensation in excess of that permitted by the FINRA Conduct Rules.

The distribution of the common stock also may be effected from time to time in one or more underwritten transactions at a fixed price or prices that may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Any such underwritten offering may be on a “best efforts” or a “firm commitment” basis. In connection with any underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the common stock. Underwriters may sell the common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

We are not aware of any agreements, understandings or arrangements between any of the selling stockholders and any underwriters or broker-dealers regarding the sale of their common stock, nor are we aware of any underwriter or coordinating broker-dealer acting in connection with the proposed sale of common stock by the selling stockholders pursuant to this prospectus. We will file a pre-effective amendment to the registration statement that contains this prospectus that will include any material information with respect to the plan of distribution not previously disclosed or any material change in such information. This pre-effective amendment will disclose, among other information:

•	the names of the selling stockholders and of participating broker-dealer(s);

•	the amount of common stock involved;

•	the price at which the common stock is to be sold;

•	the commissions paid or the discounts or concessions allowed to the broker-dealer(s), where applicable;

•	that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus; and

•	other facts material to the transaction.

The selling stockholders and any underwriters, brokers-dealers or agents that participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the common stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Because the selling stockholders may be deemed to be “underwriters” under the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

From time to time, the selling stockholders may pledge their common stock pursuant to the margin provisions of a customer agreement with their brokers. Upon default by a selling stockholder, the broker may offer and sell such pledged common stock from time to time. Upon a sale of the common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event the selling stockholders default under any customer agreement with brokers.

In order to comply with the securities laws of certain states, if applicable, the common stock may be sold only through registered or licensed broker-dealers. We have agreed to pay all expenses incident to the offering and sale of the common stock, other than commissions, discounts and fees of underwriters, broker-dealers or agents. We have agreed to indemnify the selling stockholders against certain losses, claims, damages, actions, liabilities, costs and expenses, including liabilities under the Securities Act.

We or the selling stockholders may have agreements with the participating broker-dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the participating broker-dealers may be required to make.

In connection with an offering, any participating broker-dealer may purchase and sell common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the participating broker-dealer of a greater number of shares than it owns or is required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the common stock while an offering is in progress.

The participating broker-dealers also may impose a penalty bid. This occurs when a particular broker-dealer repays to the others a portion of the underwriting discount or other concession received by it because the broker-dealers have repurchased shares sold by or for the account of that broker-dealer in stabilizing or short-covering transactions.

These activities by the participating broker-dealers may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the participating broker-dealers at any time. These transactions may be effected on the Nasdaq Global Market or any other exchange or automated quotation system, if the common stock is listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

In addition, any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for us by Laura B. Hunter, the Vice President, General Counsel and Secretary of Obagi Medical Products, Inc. As of the date of this prospectus, Ms. Hunter was the beneficial owner of 31,667 shares of our common stock that were issuable upon exercise of options that are immediately exercisable or exercisable within 60 days of such date.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

Information Not Required in the Prospectus

Item 13. Other Expenses of Issuance and Distribution

The following is a statement setting forth our estimated expenses in connection with the offering described in this registration statement:

Securities and Exchange Commission Registration Fee	$5,421
Legal Fees and Expenses	20,000
Accounting Fees and Expenses	10,000
Printing Expenses	5,000
Underwriters’ Fees and Expenses (excluding discounts and commissions)	35,000
Miscellaneous	20,000
Total	$95,421

Item 14. Indemnification of Directors and Officers

Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted under similar standards to those set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also provides that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person in any such capacity and incurred by person in any such capacity or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145 of the DGCL.

Our amended and restated certificate of incorporation authorizes us to provide indemnification to directors and officers (and any other person to whom the DGCL permits us to provide indemnification) to the maximum extent permitted by Delaware law. Our second amended and restated bylaws further provide for the indemnification of officers, directors and third parties acting on our behalf if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful. We have entered into indemnity agreements with each of our directors and officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the DGCL, in addition to the indemnification provided for in our bylaws, and we intend to enter into indemnification agreements with any new directors in the future.

As permitted by Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation provides that a director shall not be liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating the law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of a fiduciary duty.

We have a policy of directors’ liability insurance that insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 15.  Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. See the Exhibit Index attached to this Registration Statement and incorporated herein by reference.

(b)
Financial Statement Schedules.  The financial statements and related notes thereto and financial schedules of Obagi Medical Products, Inc. are incorporated by reference to Item 15 of the Annual Report on Form 10-K for the year ended December 31, 2009.

Item 17. Undertakings.

     (a) The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:
(A)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:
(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, Obagi Medical Products, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Long Beach, state of California, on the 25th day of October, 2010.

OBAGI MEDICAL PRODUCTS, INC.

October 25, 2010	By:	/s/ PRESTON S. ROMM
Preston S. Romm
Chief Financial Officer and Executive Vice President, Finance, Operations and Administration

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Obagi Medical Products, Inc., a Delaware corporation, do hereby constitute and appoint Preston S. Romm and Laura B. Hunter and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALBERT F. HUMMEL
Albert F. Hummel	Chief Executive Officer, President and Director (Principal Executive Officer)	October 25, 2010
/s/ PRESTON S. ROMM
Preston S. Romm	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)	October 25, 2010
/s/ RONALD P. BADIE
Ronald P. Badie	Director	October 25, 2010
/s/ JOHN A. BARTHOLDSON
John A. Bartholdson	Director	October 25, 2010

Signature	Title	Date

/s/ JOHN H. DUERDEN
John H. Duerden	Director	October 25, 2010
/s/ ALBERT J. FITZGIBBONS III
Albert J. Fitzgibbons III	Chairman of the Board of Directors	October 25, 2010
/s/ EDWARD A. GRANT
Edward A. Grant	Director	October 25, 2010

EXHIBIT INDEX
Exhibit	Exhibit title	Where Located
		Form	Exhibit No.	Filing Date	Filed Herewith
3.1	Amended and Restated Certificate of Incorporation of the Company.	S-1/A	3.1	11/29/06
3.2	Second Amended and Restated Bylaws of the Company.	8-K	3.1	2/29/08
4.1	Specimen Stock Certificate.	S-1/A	4.1	11/29/06
4.2	Investor's Rights Agreement, by and among the Company, Mandarin Partners LLC and the Zein & Samar Obagi Family Trust dated December 2, 1997, as amended and assigned.	S-1/A	4.3	11/15/06
5.1	Opinion of Legal Counsel.				X
10.1	OMP, Inc. 2000 Stock Option/Stock Issuance Plan and forms of award agreements.**	S-1	10.1	9/13/06
10.2	Amended and Restated Obagi Medical Products, Inc. 2005 Stock Incentive Plan and forms of award agreements.**	S-1/A	10.2	12/12/06
10.3	Lease Agreement between the Company and D'Amato Investments, LLC, dated December 1, 2005.	S-1/A	10.5	10/24/06
10.4	Distribution Agreement, by and between the Company and Cellogique Corporation, dated November 10, 2005, as amended.+	S-1/A	10.6	11/15/06
10.5	Know-How and Trademark License Agreement, by and between the Company and Rohto Pharmaceutical Co, Ltd., dated September 13, 2002, as amended.+	S-1/A	10.7	11/15/06
10.6	Agreement by and between the Company and Dr. Zein E. Obagi, Inc, dated as of June 29, 2007.	S-1/A	10.8	10/24/06
10.7	Separation and Release Agreement between the Company and Zein Obagi, M.D., dated June 29, 2007.	S-1	10.9	9/13/06
10.8	Retail Lease Agreement by and between Skin Health Properties, Inc. as Landlord and OMP, Inc. as Tenant, dated as of June 29, 2006.	S-1/A	10.10	10/24/06
10.9	Letter Agreement between the Company and Skin Health Properties, Inc., dated June 29, 2006.	S-1	10.11	9/13/06
10.10	Employment Agreement, by and between the Company and Steven R. Carlson, dated March 1, 2005.**	S-1	10.13	9/13/06
10.11	Amendment to Employment Agreement by and between the Company and Steven R. Carlson, dated August 6, 2007.**	10-K	10.11	3/15/10
10.12	Consultant Services and Confidentiality Agreement, dated July 18, 2005, by and among the Company, Jose Ramirez, and JR Chem LLC.+	S-1/A	10.20	11/15/06
10.13	Form of indemnification agreement.**	S-1	10.21	9/13/06
10.14	Patent License Agreement by and between the Company and Avon Products, Inc., dated June 26, 2003.+	S-1/A	10.23	11/15/06
10.15	Non-Employee Director Compensation Policy, adopted November 14, 2006, as amended.**	10-Q	10.26	5/8/07
10.16	Second Amendment to Employment Agreement by and between the Company and Steven Robert Carlson dated as of March 1, 2008.**	8-K	10.1	3/7/08
10.17	Lease Agreement between OMP, Inc. and Kilroy Realty, L.P. dated April 30, 2008.	8-K	10.1	5/6/08
10.18	Implementation and Support Agreement by and between the Company and Specialists in Custom Software, Inc., dated June 24, 2008.	10-Q	10.43	8/11/08
10.19	Lease Agreement between OMP, Inc. and Cypress-Southbay, LLC. and related construction rider, dated July 8, 2008.	10-Q	10.44	8/11/08
10.20	Amendment to Lease Agreement between OMP, Inc. and Kilroy Realty, L.P., dated August 6, 2008.	10-Q	10.45	8/11/08
10.21	Revolving Credit Agreement, by and between the Company and Comerica Bank, dated as of November 21, 2008	8-K	10.46	11/26/08
10.22	Amendment and Addendum to Know-How and Trademark License Agreement, by and between the Company and Rohto Pharmaceutical Co, Ltd., dated December 4, 2008.+	10-Q	10.48	11/6/09
10.23	License and Supply Agreement, by and between the Company and Rohto Pharmaceutical Co, Ltd., dated December 4, 2008.+	10-K	10.49	3/13/09
10.24	Service Agreement, by and between the Company and Ventiv Commercial Services, LLC, dated July 1, 2008	10-K	10.50	3/13/09
10.25	First Amendment to Services Agreement by and between the Company and Ventiv Commercial Services, LLC, dated July 1, 2008	10-K	10.51	3/13/09
10.26	Amendment and Addendum to Consultant Services and Confidentiality Agreement by and between the Company and Jose Ramirez, and JR Chem LLC.+	10-K	10.52	3/13/09
10.27	Form of Employment Agreement by and between the Company and its executive officers**	8-K	10.53	6/18/09
10.28	Amended Employment Agreement by and between the Company and Preston S. Romm, dated as of June 15, 2009**	8-K	10.54	6/18/09
10.29	Amended Employment Agreement by and between the Company and David S. Goldstein, dated as of June 15, 2009**	8-K	10.55	6/18/09
10.30	Amended Employment Agreement by and between the Company and Laura B. Hunter, dated as of June 15, 2009**	8-K	10.56	6/18/09
10.31	Amended and Restated Product Supply Agreement between the Company and Triax Pharmaceuticals LLC dated August 24, 2009+	10-Q	10.57	11/6/09
10.32	Amendment No. 2 to Distribution Agreement between the Company and Cellogique Corporation, dated September 26, 2009+	10-Q	10.58	11/6/09
10.33	2010 Performance Incentive Plan**	10-Q	10.37	5/7/10
10.34	Services Agreement by and between the Company and DDN/Obergfel, LLC dated July 1, 2009+	10-K	10.34	3/15/10
10.35	Separation Agreement and Release dated October 15, 2010 by and between the Company and Steven R. Carlson				X
21.1	Subsidiaries of the Company.	10-K	21.1	3/15/10
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.				X
23.2	Consent of Legal Counsel (included in Exhibit 5.1)				X
24.1	Power of Attorney (included on page II-5 to this registration statement)				X

+  Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

**  Management contracts or compensatory plans and arrangements required to be filed pursuant to Item 601(b)(10)(ii)(A) or (iii) of Regulation S-K.